UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2017

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2017, the Board of Directors (the “Board”) of Bio-Path Holdings, Inc. (the “Company”), increased the size of the Board from five members to six members. Also on July 13, 2017, the Board appointed Mark P. Colonnese to the Board to fill the newly created vacancy resulting from the increase in the size of the Board. The Board also appointed Mr. Colonnese as a member of the Company’s Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee. The Board has determined that Mr. Colonnese is an independent director (as defined in NASDAQ Rule 5605(a)(2)).

Since 2015, Mr. Colonnese has served as Executive Vice President & Chief Financial Officer of Aviragen Therapeutics, Inc., a NASDAQ-listed bio-technology company focused on the discovery and development of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. Previously, Mr. Colonnese served as the Chief Financial Officer of Stealth BioTherapeutics since November 2014 and as the Executive Vice President and Chief Financial Officer of Transgenomic Inc. from August 2012 to October 2014. Prior to that, he worked at Salutria Pharmaceuticals, LLC and at its predecessor company, AtheroGenics Inc., from 1999 to 2012, where he served in a number of executive roles, most recently as Executive Vice President, Commercial Operations and Chief Financial Officer. He has also held executive positions at Applied Analytical Industries and Schering-Plough, and served on the Board of Directors of Endeavor Pharmaceuticals, Inc. Mr. Colonnese holds an M.B.A. Degree from Fairleigh Dickinson University and a B.S. magna cum laude from Ithaca College. He is a Certified Public Accountant (inactive).

In connection with his appointment to the Board, the Company and Mr. Colonnese agreed to enter into an indemnification agreement in the same form in which the Company has entered into with each of its directors. In addition, Mr. Colonnese will participate in the Company’s non-employee director compensation programs, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Director Compensation.”

There is no arrangement or understanding between Mr. Colonnese and any other person pursuant to which Mr. Colonnese was appointed as a director. There are no transactions involving Mr. Colonnese requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure.

On July 17, 2017, the Company issued a press release titled, “Bio-Path Holdings Appoints Mark Colonnese to its Board of Directors.” A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: July 18, 2017	By:	/s/ Peter H. Nielsen
Peter H. Nielsen President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 17, 2017